    Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with this Amendment Number 2 to the Annual Report of LGA Holdings, Inc. (the Company") on Form 10-KSB/A for the period ended herein as filed with the Securities and Exchange Commission (the "Report"), I. Marty Williams,  certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fully presents, in all material respects, the financial condition and results of operations or the Company.

Date: January 8, 2009

 /s/ Marty Williams
Marty Williams
Chief Executive Officer, President

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.